                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             SBS TECHNOLOGIES, INC.

      The Board of Directors of SBS Technologies, Inc., on November 9, 2000,
adopted the following Restated Articles of Incorporation pursuant to the New
Mexico Business Corporation Act:

                                    ARTICLE I

      The name of the Corporation is SBS Technologies, Inc.

                                   ARTICLE II

      It is organized to provide engineering and related services and for every other purpose permitted by the New Mexico Business Corporation Act.

                                   ARTICLE III

      The aggregate number of shares of common stock which the corporation will have authority to issue is 200,000,000.

                                   ARTICLE IV

      Its registered office address is 4300 San Mateo Blvd. NE, Suite B-380,
Albuquerque, New Mexico 87110, and its registered agent at that address is
Alison K. Schuler.

                                    ARTICLE V

      The names and addresses of the seven persons who constitute the
Corporation's Board of Directors are:

Christopher J. Amenson     Scott A. Alexander        Warren A. Andrews
2400 Louisiana NE          2400 Louisiana NE         2400 Louisiana NE
AFC Bldg. 5-600            AFC Bldg. 5-600           AFC Bldg. 5-600
Albuquerque, NM 87110      Albuquerque, NM 87110     Albuquerque, NM 87110

Lawrence A. Bennigson      Peter D. Fenner           Louis C. Golm
2400 Louisiana NE          2400 Louisiana NE         2400 Louisiana NE
AFC Bldg. 5-600            AFC Bldg. 5-600           AFC Bldg. 5-600
Albuquerque, NM 87110      Albuquerque, NM 87110     Albuquerque, NM 87110

                           Alan F. White
                           2400 Louisiana NE
                           AFC Bldg. 5-600
                           Albuquerque, NM 87110

                                   ARTICLE VI

      Its shareholders will have no preemptive right to acquire authorized but unissued shares, or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

                                   ARTICLE VII

      A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless:

            (1)   the director has breached or failed to perform the duties of the director's office in compliance with the New Mexico
                  Business Corporation Act, as amended from time to time; and

            (2)   the breach or failure to perform constitutes:

                  (a)   negligence, willful misconduct or recklessness in the
                        case of a director who has either an ownership interest
                        in the Corporation or receives in the capacity as a
                        director or as an employee of the Corporation
                        compensation of more than two thousand dollars ($2,000)
                        from the Corporation in any calendar year; or

                  (b)   willful misconduct or recklessness in the case of a
                        director who does not have an ownership interest in the
                        Corporation and does not receive in the capacity as
                        director or as an employee of the Corporation
                        compensation of more than two thousand dollars ($2,000)
                        from the Corporation in any calendar year.

                                  ARTICLE VIII

      An affidavit signed by each Director that he or she consents to be a
Director of the Corporation is on file at the office of the Corporation.

      The original Articles of Incorporation have been deleted in their entirety and these Restated

Articles of Incorporation have been substituted and supersede the original
Articles of Incorporation, and all amendments thereto.

Dated: November 10, 2000

                                        SBS Technologies, Inc.

                                        By: /s/ James E. Dixon
                                            -----------------------------------
                                            James E. Dixon, Jr., Vice President
                                                 Finance and Administration

                                                           And

                                        By: /s/ James E. Dixon
                                            -----------------------------------
                                            James E. Dixon, Jr., Secretary

STATE OF NEW MEXICO        )
                           ) ss.
COUNTY OF BERNALILLO       )

      Personally appeared before me James E. Dixon, Jr., Vice President
Finance and Administration and Secretary, this 10th day of November, 2000, who, being first duly sworn, declared that he is the person who signed the foregoing document as Vice President Finance and Administration and that the statements therein contained are true.

                                        /s/ Agnes S. Mounkes
                                        ------------------------------------
                                        NOTARY PUBLIC
My Commission Expires: April 3, 2001